Exhibit 10.2

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of              , 2013 (this “Contribution Agreement”), is entered into by and between                     , a                      (“Contributor”) and Brixmor Operating Partnership L.P., a Delaware limited partnership (“Contributee”).

W I T N E S S E T H:

WHEREAS, Contributor and Contributee desire to effectuate the contributions set forth in this Contribution Agreement;

WHEREAS, Contributor is the owner of 100% of the interests (the “Interests”) in                             , a                              (the “Company”);

WHEREAS, this Contribution Agreement is being entered into to effectuate the contribution of the Interests, such contribution to be effective as of the date hereof;

WHEREAS, in exchange for [    ] OP units in Contributee (the “OP Unit Consideration”), Contributor desires to (i) contribute the Interests to Contributee (the “Contribution”) and (ii) upon the consummation of the Contribution, cease to be a member of the Company;

WHEREAS, Contributee desires to (i) accept a contribution of the Interests held by Contributor prior to the Contribution and (ii) effective simultaneously with the Contribution, be admitted to the Company as a substitute member of the Company;

WHEREAS, Contributor, to accomplish the foregoing, desires to amend the limited liability company agreement of the Company (the “Company Agreement”) and continue the Company in the manner set forth herein; and

[WHEREAS, the Contribution is intended to qualify as a contribution under Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”)] [and to the extent applicable, any distribution deemed to be made for U.S. federal income tax purposes in connection with the Contribution is to be treated as a reimbursement of preformation expenditures described in U.S. Treasury Regulations Section 1.707-4(d) or otherwise qualify for an exception to the disguised sale rules under the Code and U.S. Treasury Regulations].

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations.

A. Contributor represents and warrants to Contributee that (i) Contributor has all requisite power and authority to enter into this Contribution Agreement and to consummate the Contribution contemplated hereby, (ii) this Contribution Agreement has been duly executed and delivered by Contributor and (iii) Contributor is the owner of the Interests free and clear of any liens or encumbrances.

B. Contributee represents and warrants to Contributor that (i) Contributee has all requisite power and authority to enter into this Contribution Agreement and to consummate the Contribution contemplated hereby and (ii) this Contribution Agreement has been duly executed and delivered by Contributee.

2. Contribution of the Interests. Notwithstanding any provision in the Company Agreement to the contrary, in consideration of the OP Unit Consideration granted to Contributor concurrently with the execution of this Contribution Agreement, Contributor hereby contributes the Interests to Contributee.

3. Indemnification.

A. Contributor shall indemnify and hold Contributee, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, the “Contributee-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to any breach of any representation or warranty of Contributor contained in Section 2 of this Contribution Agreement.

B. Notwithstanding the foregoing provisions of Section 3(A) of this Contribution Agreement, (i) Contributor shall not be required to indemnify Contributee or any Contributee-Related Entities under Section 3(A) unless the aggregate of all amounts for which an indemnity would otherwise be payable by Contributor under Section 3(A) exceeds an amount equal to         % of the value of the OP Unit Consideration (such value being deemed to be equal to the product of the number of OP units in Contributee forming the OP Unit Consideration multiplied by the initial public offering price per share of common stock of Brixmor Property Group Inc.); and (ii) in no event shall Contributor’s indemnification obligations exceed an amount equal to         % of the value of the OP Unit Consideration (such value being deemed to be equal to the product of the number of OP units in Contributee forming the OP Unit Consideration multiplied by the initial public offering price per share of common stock of Brixmor Property Group Inc.).

C. The representations and warranties contained in this Contribution Agreement shall survive for a period of one (1) year after the Contribution (the “Survival Period”). No claim for indemnification under this Section 3 and no action or proceeding with respect to such claim shall be valid or enforceable, at law or in equity, unless a legal proceeding is commenced thereon within thirty (30) days after the expiration of the Survival Period.

D. If the Contribution has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Contribution Agreement of any representation, warranty, covenant or other provision of this Contribution Agreement which survives the Closing shall be the indemnifications provided for under this Section 3.

E. Any indemnity payment by the Contributor hereunder shall be treated as an adjustment to the Contribution for U.S. federal income tax purposes, unless otherwise required by law

4. Admission. Notwithstanding any provision in the Company Agreement to the contrary, simultaneously with the Contribution, Contributee shall be admitted to the Company as a substitute member of the Company.

5. Cessation. Notwithstanding any provision in the Company Agreement to the contrary, immediately following the admission of Contributee as a substitute member of the Company, Contributor shall and does hereby cease to be a member of the Company and shall thereupon cease to have or exercise any right or power as a member of the Company.

6. Continuation of the Company. The parties hereto agree that the contribution of the Interests, the admission of Contributee as a substitute member of the Company, and the cessation of Contributor in as a member of the Company shall not dissolve the Company and that the business of the Company shall continue following the Contribution.

7. Books and Records. The undersigned shall take all actions necessary, including causing the amendment of the Company Agreement, to evidence the withdrawal of Contributor as a member of the Company in connection with the Contribution and the admission of Contributee as a substitute member of the Company in connection with the Contribution.

8. Future Cooperation. The parties hereto agree to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Company Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Contribution Agreement.

9. Binding Effect. This Contribution Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

10. Execution in Counterparts. This Contribution Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11. Company Agreement in Effect. Except as hereby amended, the Company Agreement shall remain in full force and effect.

12. Governing Law. This Contribution Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed as of the day and year first above written.

CONTRIBUTOR:

[	]

By:
Name:
Title:

CONTRIBUTEE:

BRIXMOR OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:
Name:
Title: